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                                                                      EXHIBIT 21

                                  SUBSIDIARIES

REGISTRANT'S                                                           PERCENTAGE      STATE OF
SUBSIDIARIES                                                           OWNERSHIP    INCORPORATION
------------                                                           ---------    -------------
RadNet Management, Inc.                                                    100%     California
RadNet Managed Imaging Services, Inc.                                      100%     California
Diagnostic Imaging Services, Inc.                                          100%     Delaware
Primedex Corporation                                                       100%     California
Radnet Management I, Inc.                                                  100%     California
Radnet Management II, Inc.                                                 100%     California
Radnet Sub, Inc.                                                           100%     California
SoCal MR Site Management, Inc.                                             100%     California
FRI, Inc.                                                                  100%     California
Radiologix, Inc.                                                           100%     Delaware
Advanced Imaging Partners, Inc.                                            100%     Delaware
Ide Imaging Partners, Inc.                                                 100%     Delaware
Mid Rockland Imaging Partners, Inc.                                        100%     Delaware
Pacific Imaging Partners, Inc.                                             100%     California
Questar Imaging, Inc                                                       100%     Florida
Treasure Coast Imaging Partners, Inc.                                      100%     Delaware
Community Imaging Partners, Inc.                                           100%     Delaware
Radiology and Nuclear Medicine Imaging Partners, Inc.                      100%     Delaware
Valley Imaging Partners Inc.                                               100%     California
Questar Duluth, Inc.                                                       100%     Florida
Questar Los Alamitos,Inc.                                                  100%     Florida
Questar Victorville, Inc.                                                  100%     Florida
Rocky Mountain OpenScan MRI, LLC                                           100%     Colorado
FRI II, Inc                                                                100%     California
Rolling Oaks Imaging Corporation                                           100%     California
Rolling Oaks Radiology, Inc.                                               100%     California
Delaware Imaging Partners, Inc.                                            100%     Delaware

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